                                                                    EXHIBIT 10.4

                               AUTOCAM CORPORATION

                                SECOND AMENDMENT

                        TO CREDIT AND GUARANTY AGREEMENT

          This SECOND AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this "SECOND AMENDMENT") is dated as of December 22, 2005 and entered into by and among Autocam Corporation, a Michigan corporation (the "COMPANY"), Autocam France, Sarl, a French societe a responsabilite limitee (limited liability company) ("EUROPEAN BORROWER"), Titan Holdings, Inc., a Delaware corporation ("HOLDINGS"), the other Credit Parties listed on the signature pages hereof, the financial institutions party hereto (each individually a "LENDER" and collectively the "LENDERS"), Citicorp North America, Inc., as General Administrative Agent and Collateral Agent ("GENERAL ADMINISTRATIVE AGENT") and Citibank International Plc, as European Administrative Agent ("EUROPEAN ADMINISTRATIVE AGENT"), and is made with reference to that certain Credit and Guaranty Agreement dated as of June 21, 2004, by and among Company, European Borrower, Holdings, certain subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, Goldman Sachs Credit Partners L.P. ("GSCP") and Citigroup Global Markets, Inc., as Joint Lead Arrangers and Joint Book Runners, GSCP, as Syndication Agent, General Administrative Agent, European Administrative Agent, and Bank One, NA, ING Capital, LLC, and National City Bank as Documentation Agents, as amended by the First Amendment to Credit Agreement Credit and Guaranty Agreement dated as of March 31, 2005, by and among Company, European Borrower, Holdings, the other Credit Parties party thereto, the Lenders party thereto, the General Administrative Agent and the European Administrative Agent (as amended, the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.

                                    RECITALS

WHEREAS, the Company and the Lenders desire to amend the Credit Agreement to (i) permit the Company to incur term loans under a senior secured second lien credit facility in the aggregate principal amount of up to $75,000,000 or the Dollar Equivalent thereof, the proceeds of which will be used to repay certain outstanding Loans hereunder, pay related fees and expenses and provide for working capital as more particularly described herein, (ii) replace the Interest Coverage Ratio covenant in Section 6.8(a) of the Credit Agreement, the Leverage Ratio covenant in Section 6.8(b) of the Credit Agreement, and the Senior Leverage Ratio covenant in Section 6.8(d) of the Credit Agreement with a maximum First Lien Leverage Ratio covenant and a revised Senior Leverage Ratio covenant,
(iii) amend the Consolidated Capital Expenditures covenant in Section 6.8(c) of the Credit Agreement, and (iv) address certain other matters set forth below.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 19. AMENDMENTS TO CREDIT AGREEMENT

19.1 Amendments to Section 1: Definitions and Interpretation.

     (a) Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

"FIRST LIEN LEVERAGE RATIO" means the ratio of (i) Consolidated Senior Debt minus the principal amount of Second Lien Term Loans outstanding as of the date of determination minus the amount of Term Loans repaid with the proceeds of Additional Sponsor Equity during the 45-day period following the date of determination to (ii) Consolidated Adjusted EBITDA of Holdings and its Subsidiaries for the four-Fiscal Quarter period ending on such date.

"INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of the Second Amendment Effective Date, by and among the Collateral Agent, as collateral agent for Lenders, the Second Lien Collateral Agent, as collateral agent for the lenders under the Second Lien Credit Agreement, and the Company.

"MANAGEMENT SERVICES AGREEMENT" means that certain Management Services Agreement entered into on or about June 21, 2004, by and between Sponsor and Holdings (as the same may be amended, restated, supplemented or otherwise modified from time to time).

"REQUIRED APPLICATION OF PROCEEDS" means the application of the proceeds of the Second Lien Term Loans, net of amounts thereof used to pay Second Lien Transaction Costs, amounts used to repay Domestic Revolving Loans and/or European Revolving Loans outstanding, if any, and cash retained by the Company not to exceed $10,000,000, toward repayment of the Term Loans, to be applied pro-rata between the US Term Loans and the European Term Loans in accordance with their respective aggregate outstanding principal amounts.

"SECOND AMENDMENT" means that certain Second Amendment to this Agreement, dated as of December 22, 2005.

"SECOND AMENDMENT EFFECTIVE DATE" means "Second Amendment Effective Date" as defined in the Second Amendment.

"SECOND LIEN ADMINISTRATIVE AGENT" means The Bank of New York, in its capacity as administrative agent under the Second Lien Credit Agreement, and its permitted successors in such capacity.

"SECOND LIEN COLLATERAL AGENT" means The Bank of New York, in its capacity as collateral agent under the Second Lien Credit Agreement, and its permitted successors in such capacity.

"SECOND LIEN CREDIT AGREEMENT" means the Term Loan and Guaranty Agreement, dated as of the Second Amendment Effective Date, entered into by Holdings, the Company, each Domestic Subsidiary and Autocam Europe and the various lenders and agents thereunder, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions of Section 6.18.

"SECOND LIEN TERM LOANS" means the term loans made to the Company pursuant to the Second Lien Credit Agreement on the Second Amendment Effective Date.

"SECOND LIEN TRANSACTION COSTS" means the fees, costs and expenses payable by Holdings, the Borrowers or any of their Subsidiaries on or about the Second Amendment Effective Date in connection with this Amendment and the Second Lien Credit Agreement (including, for avoidance of doubt, consent fees, breakage or other costs and expenses in connection with the prepayment of Indebtedness).

     (b) Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions "Additional Term Loans" and "Net Margin" in their entirety.

     (c) The definition of "Applicable Margin" set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

"APPLICABLE MARGIN" means (i) with respect to Loans that are Eurocurrency Rate Loans, (a) 3.50% from the Second Amendment Effective Date until the later of (I) the date that is twelve months after the First Amendment Effective Date, and
(II) three business days after the date on which General Administrative Agent has received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(d) demonstrating a Leverage Ratio of less than or equal to 4.50:1.00; provided that, the Applicable Margin with respect to the European Term Loans pursuant to this clause (a) shall be 4.00%; and (b) thereafter, a percentage, per annum, determined by reference to the Leverage Ratio in effect from time to time as set forth below:

    LEVERAGE          APPLICABLE MARGIN FOR REVOLVING LOANS,
      RATIO        EUROPEAN REVOLVING LOANS AND U.S. TERM LOANS   APPLICABLE MARGIN FOR EUROPEAN TERM LOANS
    --------       --------------------------------------------   -----------------------------------------
> or = 3.00:1.00                       3.25%                                        3.75%

< 3.00:1.00                            3.00%                                        3.50%

provided, that, at any time the First Lien Leverage Ratio then in effect exceeds 2.25:1.00, the Applicable Margin applicable to Eurocurrency Rate Loans pursuant to clause (i)(a) or (i)(b) above shall be increased by .25%, and at any time the First Lien Leverage Ratio then in effect exceeds 2.75:1.00, the Applicable Margin applicable to Eurocurrency Rate Loans pursuant to clause (i)(a) or (i)(b) above shall be increased by an additional .25%, and (ii) with respect to Swing Line Loans and other Loans that are Base Rate Loans, an amount equal to (a) the Applicable Margin applicable to Eurocurrency Rate Loans pursuant to clause
(i)(a) or (i)(b) above, as applicable, minus (b) 1.00% per annum. No change in the Applicable Margin shall be effective until three Business Days after the date on which General Administrative Agent shall have received the applicable financial


3

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statements and a Compliance Certificate pursuant to Section 5.1(d) calculating the Leverage Ratio and the First Lien Leverage Ratio. At any time Company has not submitted to General Administrative Agent the applicable information as and when required under Section 5.1(d), the Applicable Margin shall be determined as if the Leverage Ratio were in excess of 3.00:1.00 and the First Lien Leverage Ratio were in excess of 2.75:1.00. Within one Business Day of receipt of the applicable information under Section 5.1(d), General Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date.

     (d) The definition of "Change of Control" set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting clause "(vi)" in its entirety and substituting the following therefor:

          "(vi) any "change of control" or similar event under the Senior Subordinated Note Indenture or the Second Lien Credit Agreement or related documentation shall occur."

     (e) The definition of "Consolidated Adjusted EBITDA" set forth in Section
1.1 of the Credit Agreement is hereby amended by deleting the reference to "10,000,000" in clause (f)(II)(b) and substituting "15,000,000" therefor.

     (f) The definition of "Consolidated Adjusted EBITDA" set forth in Section
1.1 of the Credit Agreement is hereby further amended by deleting clauses
(i)(f)(V) and (i)(f)(VI) in their entirety and substituting the following therefor:

     "(V) charges associated with the write-off of unamortized financing fees and related costs arising in connection with the repayment of the Term Loans and the reduction of the Revolving Loan Commitments on or about the Second Amendment Effective Date, and (VI) Second Lien Transaction Costs paid or which became due and payable in Cash by Company and its Subsidiaries on or about the Second Amendment Effective Date, and"

     (g) The definition of "Consolidated Interest Expense" set forth in Section
1.1 of the Credit Agreement is hereby amended by deleting the reference to the following phrase contained therein:

          ", any amounts paid in respect of Additional Term Loans or Indebtedness incurred pursuant to Section 6.1(s), in either case,"

     (h) The definition of "French Receivables Facility" set forth in Section
1.1 of the Credit Agreement is hereby amended by deleting the language "with an aggregate Principal Amount not to exceed $15,000,000 at any one time outstanding" contained therein.

     (i) The definition of "Permitted Acquisition" set forth in Section 1.1 of the Credit Agreement is hereby amended as follows:

          (i) by adding the words "at least 45 days prior to the date of consummation of such acquisition" after the word "ended" in clause (iv) thereof;

          (ii) by deleting the "and" at the end of clause "(v)" thereof, inserting the word "and" at the end of clause (vi) thereof, and inserting the following clause (vii) immediately after clause "(vi)" thereof:

          "(vii) the assets, capital stock, business line, unit or division so acquired generated positive EBITDA for the four quarter period most recently ended prior to the date of such acquisition (or for the four quarter period most recently ended for which financial statements are available to Holdings and its Subsidiaries), calculated on a pro forma basis after giving effect to the acquisition and related transactions (as determined in accordance with Section 6.8(e)) and, to the extent such Permitted Acquisition is to be financed in whole or part by Indebtedness (including assumed Indebtedness), the amount of such Indebtedness shall not exceed an amount equal to 3.5 multiplied by the amount of such positive EBITDA." and

(iii) by adding the following sentence to the end thereof:

"In addition to the foregoing, the Company's acquisition of assets of ATS Automation Tooling Systems, Inc.'s Precision Metals Division shall constitute a Permitted Acquisition so long as the cash consideration paid with respect thereto is paid with the proceeds of Additional Sponsor Equity."

     (j) The definition of "Restricted Junior Payment" set forth in Section 1.1 of the Credit Agreement is hereby amended by inserting "or Second Lien Term Loans" immediately after "Subordinated Indebtedness" in clause "(v)" thereof.

     (k) The definition of "Senior Leverage Ratio" set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

"SENIOR LEVERAGE RATIO" means the ratio of (a) Consolidated Senior Debt as of the date of determination minus the amount of Consolidated Senior Debt repaid with the proceeds of Additional Sponsor Equity during the 45-day period following the date of determination to (b) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date.

19.2 Amendments to Section 2: Loans and Letters of Credit.

     (a) Section 2.1 of the Credit Agreement is hereby amended by deleting
Section 2.1(c) in its entirety.

     (b) Section 2.6 of the Credit Agreement is hereby amended by deleting the second sentence thereof.

     (c) Section 2.8 of the Credit Agreement is hereby amended by deleting
Section 2.8(i) in its entirety.

19.3 Amendments to Section 4: Representations and Warranties.

     (a) Section 4.9 of the Credit Agreement is hereby amended by deleting the reference to "December 31, 2003" therein and substituting "September 30, 2005" therefor.

     (b) Section 4.22 of the Credit Agreement is hereby amended by adding after the phrase "Each Credit Party" the following:

     "(other than Autocam-Har, Inc., as a result of Franklin Park Lease Termination Charges)".

     (c) Section 4.25 of the Credit Agreement is hereby amended by adding at the end thereof the following:

"(including the Form 10-Q for the period ended September 30, 2005 filed by the Company with the Securities Exchange Commission)."

     (d) Section 4 of the Credit Agreement is hereby amended by inserting the following Sections 4.26 and 4.27 at the end thereof:

          "4.26 FIRST LIEN CLAIMS. The Obligations constitute "First Lien Claims" under the Intercreditor Agreement.

          4.27 QUARTERLY FINANCIALS. The Company's quarterly financial statements for the quarterly period ended after September 30, 2005 were prepared in conformity with GAAP and fairly present in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject to changes resulting from audit and normal year-end adjustments that individually or in the aggregate do not constitute or evidence a Material Adverse Effect."

19.4 Amendments to Section 5: Affirmative Covenants.

     (a) Section 5.1 of the Credit Agreement is hereby amended by deleting clause "(l)" thereof in its entirety and substituting the following therefor:

"(l) Second Lien Credit Agreement.

               (i) Promptly upon execution and delivery thereof, copies of any amendment, restatement, supplement or other modification to or waiver of the Second Lien Credit Agreement entered into after Second Amendment Effective Date.

               (ii) Promptly upon any officer of Holdings or Company obtaining knowledge of any condition or event that constitutes a default or an event of default under the Second Lien Credit Agreement, notice thereof."

19.5 Amendment to Section 6: Negative Covenants.

     (a) Section 6.1(b)(v) of the Credit Agreement is hereby amended by deleting the reference to "6.7(m)" therein and substituting "6.7(o)" therefor.

     (b) Section 6.1 of the Credit Agreement is hereby amended by deleting clause "(j)" in its entirety and substituting the following therefor:

          "(j) Indebtedness under Receivables Facilities in an aggregate outstanding Principal Amount not to exceed at any time the Dollar Equivalent of $35,000,000 minus the outstanding Principal Amount of obligations not constituting Indebtedness under any Receivables Facility; provided that no more than $5,000,000 of Indebtedness under such Receivables Facilities shall provide recourse to Company or any of its Subsidiaries other than customary provisions relating to the breach of representations by Company and/or its Subsidiaries;"

     (c) Section 6.1 of the Credit Agreement is hereby further amended by substituting "$10,000,000" for "$5,000,000" in clause (o).

     (d) Section 6.1 of the Credit Agreement is hereby further amended by deleting the "and" and the end of clause "(r)", deleting clause "(s)" in its entirety and substituting the following therefor:

          "(s) (i) the Second Lien Term Loans in an aggregate principal amount not to exceed $75,000,000 or the Dollar Equivalent thereof, and (ii) any extensions, renewals, refinancings or replacements of the Second Lien Term Loans, provided, that (w) if secured, the Liens securing the same are subordinated on terms substantially equivalent to those set forth in the Intercreditor Agreement or on other terms reasonably satisfactory to the General Administrative Agent and Syndication Agent, (x) the other material terms and conditions thereof are not less favorable taken as a whole to the obligor thereon or to the Lenders than the Indebtedness being extended, renewed, refinanced or replaced, (y) the average life to maturity thereof is greater than or equal to that of the Indebtedness being extended, renewed, refinanced or replaced; and (z) shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed, refinanced or replaced, (B) exceed in a principal amount the Indebtedness being extended, renewed, refinanced or replaced or
     (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom; and"

     (e) Section 6.1 of the Credit Agreement is hereby further amended by inserting the following clause (t) immediately following clause (s):

          "(t) Indebtedness of the Company consisting of unsecured guaranties of Indebtedness of Autocam Brazil permitted hereunder; provided that the principal amount guaranteed shall be deemed to constitute either Investments made under Section 6.7(d), or, at the Company's election, intercompany loans made to Autocam Brazil under Section 6.1(b)(iii)."

     (f) Section 6.2(r) of the Credit Agreement is hereby amended by deleting clause "(r)" in its entirety and substituting the following therefor:

          "(r) Liens on the Collateral securing (i) the Second Lien Term Loans so long as the same are subordinated pursuant to the Intercreditor Agreement and (ii) Indebtedness permitted under Section 6.1(s) extending, renewing, refinancing or replacing the Second Lien Term Loans."

     (g) Section 6.4 of the Credit Agreement is hereby amended by deleting the "and" immediately preceding clause (e) thereof and inserting the following as clause (f) thereof:

"and (f) any such provision in the Second Lien Credit Agreement,"

     (h) Section 6.5 of the Credit Agreement is hereby amended by adding the following clause (d) to the end thereof:


6

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"(d) Company (or any Guarantor Domestic Subsidiary or Autocam Europe) may make the following payments in respect of the Second Lien Term Loans (and permitted renewals, refinancings and replacements of the same): (i) scheduled payments of interest, (ii) payments of principal, interest and fees made with the proceeds of a refinancing permitted by Section 6.1(s), (iii) mandatory prepayments required by the Second Lien Credit Agreement (so long as any required prepayment of the Obligations has been made), and (iv) payments made with the portion of proceeds from a capital contribution to, or the issuance of any Capital Stock of, Parent that is not required to be applied to prepay the Obligations pursuant to Section 2.14(c)."

     (i) Section 6.6 is hereby amended by replacing the phrase "Section 6.1(a),
(c), (i) or (m)" with the phrase "Section 6.1(a), (c), (i), (m) or (s)" and inserting "6.1(l) and" immediately before the reference to "6.1(n)" contained therein.

     (j) Section 6.7 is hereby amended by deleting the "and" at the end of clause "(l)" thereof, relettering clause "(m)" as clause "(o)" and inserting the following as clauses "(m)" and "(n)" therein:

          "(m) Investments made in Autocam Europe and/or the European Borrower with the proceeds of the Second Lien Term Loans, so as to permit the European Borrower to make the European Term Loan portion of the Required Application of Proceeds on or about the Second Amendment Effective Date;

          (n) Investments in the Chinese joint venture currently named Wuxi Weifu Autocam Precision Machinery Co., LTD. in an aggregate amount not to exceed $3,000,000 in the aggregate; provided that no less than 50% of such Investments shall be returned to the Company or any of its Guarantor Domestic Subsidiaries (including by way of technology transfer royalty payments or purchases of machine tools, or otherwise) within one year of the date such Investments are made; and"

     (k) Section 6.8(a) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

          "(a) First Lien Leverage Ratio. Holdings shall not permit the First Lien Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending December 31, 2005, to exceed the correlative ratio indicated:

FISCAL QUARTER ENDING                       FIRST LIEN LEVERAGE RATIO
---------------------                       -------------------------
December 31, 2005                                   3.00:1.00
March 31, 2006                                      3.00:1.00
June 30, 2006                                       3.00:1.00
September 30, 2006                                  3.00:1.00
December 31, 2006                                   3.00:1.00
March 31, 2007                                      3.00:1.00
June 30, 2007                                       3.00:1.00
September 30, 2007                                  3.00:1.00
December 31, 2007                                   2.50:1.00
March 31, 2008                                      2.50:1.00
June 30, 2008                                       2.50:1.00
September 30, 2008                                  2.50:1.00
December 31, 2008 and each Fiscal Quarter
thereafter                                          2.00:1.00

"

     (l) The text of Section 6.8(b) is hereby deleted in its entirety and replaced with "[Omitted]".

     (m) Section 6.8(c) is hereby amended by deleting it in its entirety and substituting the following therefor:


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          "(c) Maximum Consolidated Capital Expenditures. Except to the extent funded with the proceeds of Additional Sponsor Equity or Indebtedness permitted under Section 6.1(l), Holdings shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount for Holdings and its Subsidiaries in excess of the corresponding amount set forth below opposite such Fiscal Year (the "MAXIMUM CAPITAL EXPENDITURES AMOUNT"); provided, the Maximum Capital Expenditures Amount (i) for any Fiscal Year shall be increased by an amount equal to the excess, if any, of the Maximum Capital Expenditures Amount for the previous Fiscal Year (as adjusted in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year (but in no event shall the amount of such increase exceed 50% of the Maximum Capital Expenditures Amount for such previous Fiscal Year), (ii) for any Fiscal Year commencing with the Company's Fiscal Year ending December 31, 2006, may be increased by the lesser of $2,000,000 or 50% of the pro forma EBITDA contribution from Permitted Acquisitions made after the Second Amendment Effective Date,
     (iii) for any Fiscal Year commencing with the Company's Fiscal Year ending December 31, 2006, shall be increased to $25,000,000 for such Fiscal Year if the First Lien Leverage Ratio as of December 31 of the previous Fiscal Year was less than 1.50 to 1.00, and (iv) for any Fiscal Year commencing with the Company's Fiscal Year ending December 31, 2008, shall be increased to $27,000,000 for such Fiscal Year if the First Lien Leverage Ratio as of December 31 of the previous Fiscal Year was less than 1.00 to 1.00.

FISCAL YEAR                            CONSOLIDATED CAPITAL EXPENDITURES
-----------                            ---------------------------------
2005                                              $21,500,000
2006                                              $23,750,000
2007 and each Fiscal Year thereafter              $23,000,000

"

     (n) Section 6.8(d) is hereby amended by deleting it in its entirety and substituting the following therefor:

          "(d) Senior Leverage Ratio. Holdings shall not permit the Senior Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending December 31, 2005, to exceed the correlative ratio indicated:

FISCAL QUARTER ENDING                       SENIOR LEVERAGE RATIO
---------------------                       ---------------------
December 31, 2005                                 5.00:1.00
March 31, 2006                                    5.00:1.00
June 30, 2006                                     5.00:1.00
September 30, 2006                                5.00:1.00
December 31, 2006                                 5.00:1.00
March 31, 2007                                    5.00:1.00
June 30, 2007                                     5.00:1.00
September 30, 2007                                5.00:1.00
December 31, 2007                                 4.50:1.00
March 31, 2008                                    4.50:1.00
June 30, 2008                                     4.50:1.00
September 30, 2008                                4.50:1.00
December 31, 2008 and each Fiscal Quarter
thereafter                                        4.00:1.00

"

     (o) Section 6.14 of the Credit Agreement is hereby amended by deleting clause "(a)" thereof in its entirety and substituting the following therefor:

          "(a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under the Credit Documents, the Related Agreements and the Second Lien Credit Agreement (and any related Credit Documents as defined therein);"


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

     (p) Section 6.14 of the Credit Agreement is hereby further amended by deleting clause "(ii)" thereof in its entirety and substituting the following therefor:

"(ii) performing its obligations and activities incidental thereto under the Credit Documents, the Related Agreements and the Second Lien Credit Agreement (and any related Credit Documents as defined therein);"

     (q) Section 6 of the Credit Agreement is hereby amended by inserting the following Section 6.18 at the end thereof:

          "6.18. AMENDMENTS OR WAIVERS WITH RESPECT TO SECOND LIEN CREDIT AGREEMENT. Company shall not, nor shall it permit Holdings or any of its Subsidiaries to, amend or otherwise change the terms of the Second Lien Credit Agreement or any related document, or make any payment consistent with an amendment thereof or change thereto that is prohibited by the terms of the Intercreditor Agreement."

19.6 Amendments to Section 9 - Agents.

     (a) Section 9.8 of the Credit Agreement is hereby amended by deleting the first sentence thereof and substituting the following therefor:

          "Each Lender hereby further authorizes Administrative Agents or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be agent for and representative of Lenders with respect to the Guaranty, the Intercreditor Agreement, the Collateral and the Collateral Documents and to execute and deliver on its behalf the Intercreditor Agreement and each of the Collateral Documents to which it is party."

     (b) Section 9 of the Credit Agreement is hereby amended by inserting the following Section 9.10 at the end thereof:

          "9.10 USA PATRIOT ACT. Each Lender and Agent hereby notifies Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub.
     L. 107-56 (signed into law October 26, 2001)) (the "PATRIOT ACT"), it is required to obtain, verify and record information that identifies Credit Parties, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify such Credit Party in accordance with the Patriot Act."

19.7 Amendments to Section 10 - Miscellaneous.

     (a) Section 10.5(a) of the Credit Agreement is hereby amended by deleting the last sentence thereof.

19.8 Amendment and Substitution of Exhibits. EXHIBIT C (FORM OF COMPLIANCE CERTIFICATE) TO THE CREDIT AGREEMENT IS HEREBY AMENDED BY DELETING SAID EXHIBIT C IN ITS ENTIRETY AND SUBSTITUTING IN PLACE THEREOF A NEW EXHIBIT C IN THE FORM OF ANNEX A TO THIS SECOND AMENDMENT

19.9 Waiver. TO THE EXTENT THE INCURRENCE OF THE SECOND LIEN TERM LOANS WOULD GIVE RISE TO A MANDATORY PREPAYMENT OF LOANS IN ACCORDANCE WITH SECTION 2.14(D) OF THE CREDIT AGREEMENT, SUCH PREPAYMENT IS HEREBY WAIVED. THE APPLICABLE PROVISIONS OF SECTION 2.15 OF THE CREDIT AGREEMENT ARE HEREBY WAIVED TO THE EXTENT NECESSARY TO PERMIT 50% OF THE REQUIRED APPLICATION OF PROCEEDS TO BE APPLIED TO REDUCE (AND IT IS HEREBY AGREED THAT SUCH AMOUNTS SHALL BE APPLIED TO REDUCE) REMAINING INSTALLMENTS OF PRINCIPAL WITH RESPECT TO THE APPLICABLE TERM LOANS IN FORWARD ORDER OF MATURITY. IN ADDITION, THE NOTICE AND MINIMUM REDUCTION REQUIREMENTS OF SECTION 2.13(B) OF THE CREDIT AGREEMENT ARE HEREBY WAIVED TO THE EXTENT NECESSARY TO PERMIT THE COMPANY TO REDUCE COMMITMENTS CONCURRENTLY WITH THE SECOND AMENDMENT EFFECTIVE DATE.

SECTION 20. CREDIT PARTIES' REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Second Amendment, each Credit Party represents and warrants to each Lender that the following statements are true and correct:

               (1) each Credit Party has all requisite corporate power and authority to enter into this Second

     Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Second Amendment (the "AMENDED AGREEMENT");

               (2) the execution and delivery of this Second Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate, and if required, stockholder, action on the part of each Credit Party;

               (3) the execution and delivery by each Credit Party of this Second Amendment and the performance by each Credit Party of the Amended Agreement do not and will not (i) violate the organizational documents of any Credit Party, (ii) violate any provision of any law or any governmental rule or regulation applicable to any Credit Party, or any order, judgment or decree of any court or other agency of government binding on any Credit Party, (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require a prepayment, repurchase or redemption under any Contractual Obligation of any Credit Party, (iv) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party (other than Liens created under any of the Credit Documents in favor of Collateral Agent on behalf of Lenders and other Liens permitted under the Amended Agreement), or (v) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Credit Party or any of its Subsidiaries, except with respect to the foregoing clauses (ii), (iii) and (v) above, such violations, conflicts, breaches, defaults or failures to obtain approvals or consents which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

               (4) the execution and delivery by any Credit Party of this Second Amendment and the performance by any Credit Party of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for registrations, consents, approvals, notices and other actions the failure to obtain or take have not and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

               (5) this Second Amendment and the Amended Agreement have been duly executed and delivered by each Credit Party and are the legally valid and binding obligations of each Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability

               (6) after giving effect to Section 1 hereof, the representations and warranties contained in Section 4 of the Credit Agreement are and will be true and correct in all material respects on and as of the date hereof and the Second Amendment Effective Date (as defined below) to the same extent as though made on and as of such dates, except (i) to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date, and (ii) the representation in Section 4.8 of the Credit Agreement shall be deemed to be made on the Second Amendment Effective Date with respect to the revised projections delivered to the Agents and the Lenders in connection with this Second Amendment; and

               (7) after giving effect to Section 1 hereof, no event has occurred and is continuing that would constitute an Event of Default or a Default.

SECTION 21. CONDITIONS TO EFFECTIVENESS

     Section 1 of this Second Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "SECOND AMENDMENT EFFECTIVE DATE"):

     (a) REPRESENTATIONS AND WARRANTIES. On the Second Amendment Effective Date,
(a) after giving effect to Section 1 hereof, the representations and warranties contained in Section 2 hereof shall be true and correct as of such date, as though made on and as of such date; (b) after giving effect to Section 1 hereof, no Default or Event of Default shall then exist; and (c) the Company shall deliver to General Administrative Agent a certificate signed by a responsible officer of Company confirming the foregoing.

     (b) CORPORATE DOCUMENTS. On or before the Second Amendment Effective Date, each Credit Party that is a party to this Second Amendment shall have delivered to Lenders (or to General Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Second Amendment Effective Date:

               (1) An officer's certificate of such Credit Party certifying that organizational documents of such Credit Party as delivered to General Administrative Agent on the Closing Date, are in full force and effect and have not been amended or modified in any respect since the Closing Date;

               (2) Resolutions of its Board of Directors or other authorizing body or Person approving and authorizing the execution, delivery and performance of this Second Amendment, certified as of the Second Amendment Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment;

               (3) Signature and incumbency certificates of the officers of such Person executing this Second Amendment; and

               (4) Executed originals of this Second Amendment from Holdings, Company, European Borrower and each Credit Party.

     (c) LITIGATION. No action, suit, investigation, litigation or proceeding by any entity (private or governmental) before any court, arbitration or governmental authority shall be pending or, to the knowledge of Company, threatened with respect to this Second Amendment, any other Credit Document, the Second Lien Credit Agreement or any other documentation executed in connection herewith or with respect to the transactions contemplated hereby, or which could reasonably be expected to have a Material Adverse Effect.

     (d) COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the Second Amendment, the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by General Administrative Agent, acting on behalf of Lenders, Syndication Agent and their counsel shall be satisfactory in form and substance to General Administrative Agent, Syndication Agent and such counsel, and General Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as General Administrative Agent may reasonably request.

     (e) FEES AND EXPENSES. Company shall have paid all reasonable out of pocket expenses of Administrative Agents and Syndication Agent (including, without limitation, the reasonable fees and disbursements of O'Melveny & Myers LLP and Shearman & Sterling LLP) in connection with this Second Amendment and the documents and transactions related hereto, and any fees separately agreed upon among Company and Syndication Agent. On or before the Second Amendment Effective Date, the General Administrative Agent shall have received payment, for the account of each Lender that executes this Second Amendment on or before 5:00 p.m. Eastern Standard Time on December 14, 2005, of an amendment fee equal to 0.25% of the sum of such Lender's Revolving Exposure and the principal amount of Term Loans held by such Lender on the Second Amendment Effective Date after giving effect to the Required Application of Proceeds and the permanent reduction of Revolving Commitments pursuant to Section 3(I) of this Second Amendment.

     (f) REQUISITE LENDER APPROVAL. On or prior to the Second Amendment Effective Date, the Requisite Lenders shall have executed and delivered counterparts to this Second Amendment.

     (g) CLOSING AND FUNDING OF SECOND LIEN CREDIT AGREEMENT; MAKING OF REQUIRED APPLICATION OF PROCEEDS.

(i) Company shall have received, on the Second Amendment Effective Date, gross proceeds from the Second Lien Term Loans of at least $75,000,000 or the Dollar Equivalent thereof and shall have made or will contemporaneously make the Required Application of Proceeds; and

(ii) The General Administrative Agent and Syndication Agent shall have each received a fully executed or conformed copy of the Second Lien Credit Agreement and any documents executed in connection therewith. The Second Lien Credit Agreement shall be in full force and effect, shall include terms and provisions reasonably satisfactory to the Required Lenders and no provision thereof shall have been modified or waived in any respect determined by Syndication Agent or General Administrative

Agent to be material, in each case without the consent of Syndication Agent and General Administrative Agent.

     (h) REVOLVER OUTSTANDINGS. After giving effect to the application of the proceeds of the Second Lien Term Loans, there shall be no Domestic Revolving Loans or European Revolving Loans outstanding.

     (i) REVOLVER COMMITMENTS. The Company shall have permanently reduced the Domestic Revolving Commitments by at least $7,220,000 and the European Borrower shall have permanently reduced the European Revolving Loan Commitments by at least E2,324,200, in each case pursuant to Section 2.13(b) of the Credit Agreement.

     (j) INTERCREDITOR AGREEMENT. The Second Lien Collateral Agent, on behalf of the lenders under the Second Lien Credit Agreement, shall have executed and delivered the Intercreditor Agreement, reasonably satisfactory to the Required Lenders.

SECTION 22. ACKNOWLEDGEMENT AND CONSENT

Each of Company, Holdings, European Borrower and each Guarantor (each individually a "CREDIT SUPPORT PARTY" and collectively, the "CREDIT SUPPORT PARTIES") has read this Second Amendment and consents to the terms hereof and agrees that all references to the Credit Agreement in all Credit Documents shall be deemed to mean the Credit Agreement as amended by this Second Amendment, and each Credit Support Party further hereby confirms and agrees that the obligations of such Credit Support Party under, and the Liens granted by such Credit Support Party as collateral security for the indebtedness, obligations and liabilities evidenced by the Credit Agreement and the other Credit Documents pursuant to, each of the Credit Documents to which such Credit Support Party is a party shall not be impaired by the effectiveness of this Second Amendment and each of the Credit Documents to which such Credit Support Party is a party is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

SECTION 23. MISCELLANEOUS

     (a) REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

          (i) On and after the effective date of this Second Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement and each reference in the other Credit Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

          (ii) Each reference in other Credit Documents to defined terms in the Credit Agreement shall be to the defined terms in the Credit Agreement as amended hereby.

          (iii) Except as specifically amended by this Second Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (iv) The execution, delivery and performance of this Second Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Administrative Agent or any Lender under the Credit Agreement or any of the other Credit Documents.

     (b) FEES AND EXPENSES. Company acknowledges that all costs, fees and expenses as described in Section 10.2 of the Credit Agreement incurred by Agents and their counsel with respect to this Second Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

     (c) HEADINGS. Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose or be given any substantive effect.

     (d) APPLICABLE LAW. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     (e) COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                [Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                        AUTOCAM CORPORATION


                                        By: /s/ Warren A Veltman
                                            ------------------------------------
                                        Name: Warren A. Veltman
                                        Title: Treasurer and Secretary


                                        AUTOCAM FRANCE, SARL


                                        By: /s/ John C. Kennedy
                                            ------------------------------------
                                        Name: John C. Kennedy
                                        Title: Co-Manager

                                        TITAN HOLDINGS, INC.
                                        AUTOCAM-PAX, INC.
                                        AUTOCAM SOUTH CAROLINA, INC.
                                        AUTOCAM GREENVILLE, INC.
                                        AUTOCAM ACQUISITION, INC.
                                        AUTOCAM LASER TECHNOLOGIES , INC.
                                        AUTOCAM-HAR, INC.
                                        AUTOCAM INTERNATIONAL, LTD.
                                        AUTOCAM INTERNATIONAL SALES CORPORATION


                                        By: /s/ Warren A. Veltman
                                            ------------------------------------
                                        Name: Warren A. Veltman
                                        Title: Treasurer and Secretary

                                        AUTOCAM EUROPE B.V.

                                        BY: AUTOCAM CORPORATION, AS MANAGING
                                            DIRECTOR


                                        By: /s/ Warren A. Veltman
                                            ------------------------------------
                                        Name: Warren A. Veltman
                                        Title: Treasurer and Secretary

                                        GOLDMAN SACHS CREDIT PARTNERS L.P.,

                                        as Syndication Agent and a Lender


                                        By: Authorized Signatory
                                            ------------------------------------

                                        CITICORP NORTH AMERICA, INC.,

                                        as General Administrative Agent,
                                        Collateral Agent, and a Lender


                                        By: /s/ Suzanne Crymes
                                            ------------------------------------
                                        Name: Suzanne Crymes
                                        Title: Vice President

                                        CITIBANK INTERNATIONAL PLC,

                                        as European Administrative Agent


                                        By: /s/ Olu Dada
                                            ------------------------------------
                                        Name: Olu Dada
                                        Title: Facility Agent

                                     ANNEX A

                         FORM OF COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

     1. I am the Chief Financial Officer of each of TITAN HOLDINGS, INC. ("HOLDINGS") and AUTOCAM CORPORATION ("COMPANY").

     2. I have reviewed the terms of that certain Credit and Guaranty Agreement, dated as of June 21, 2004 (as it may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among AUTOCAM CORPORATION, AUTOCAM FRANCE, SARL, TITAN HOLDINGS, INC., certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP") and CITIGROUP GLOBAL MARKETS, INC., as Joint Lead Arrangers and Joint Book Runners, GSCP, as Syndication Agent, CITICORP NORTH AMERICA, INC., as General Administrative Agent and as Collateral Agent, CITIBANK INTERNATIONAL PLC, as European Administrative Agent, and BANK ONE, NA, ING CAPITAL, LLC and NATIONAL CITY BANK, as Documentation Agents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Holdings and its Subsidiaries during the accounting period covered by the attached financial statements.

     3. The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event.

The foregoing certifications, together with the computations set forth in the Annex A hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered [MM/DD/YY] pursuant to Section 5.1(d) of the Credit Agreement.

                                        TITAN HOLDINGS, INC.
                                        AUTOCAM CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Chief Financial Officer

                                                                      ANNEX A TO
                                                          COMPLIANCE CERTIFICATE

               FOR THE FISCAL [QUARTER] [YEAR] ENDING [MM/DD/YY].

1.  Consolidated Adjusted EBITDA: (I) - (II) =                         $[___,___,___]

    (i)  (a)   Consolidated Net Income:                                $[___,___,___]

         (b)   Consolidated Interest Expense:                          $[___,___,___]

         (c)   provisions for taxes based on income:                   $[___,___,___]

         (d)   total depreciation expense:                             $[___,___,___]

         (e)   total amortization expense:                             $[___,___,___]

         (f)   to the extent reducing Consolidated Net Income:

               (I)   net extraordinary losses:                         $[___,___,___]

               (II)  (A) other unusual or non recurring expenses[(1)]: $[___,___,___]

                     (B) French Restructuring Costs[(2)]:              $[___,___,___]

               (III)  Franklin Park Lease Termination Charges[(3)]:    $[___,___,___]

               (IV)  Insurance Termination Charges[(4)]:               $[___,___,___]

               (V)   charges allocated with the write-off of
                     unamortized financing fees and related costs
                     arising in connection with the repayment of the
                     Term Loans in accordance with the Required
                     Application of Proceeds on or about the Second
                     Amendment Effective Date:                         $[___,___,___]

               (VI)  Second Lien Transaction Costs paid or which
                     became due and payable in cash by Company and its
                     Subsidiaries on or about the Second Amendment
                     Effective Date:                                   $[___,___,___]

         (g)   other non Cash items reducing Consolidated Net
               Income[(5)]:                                            $[___,___,___]

----------
[(1)] Not to exceed $10,000,000 in the aggregate from the Closing Date to the current period.

[(2)] Not to exceed $15,000,000 in the aggregate from the Closing Date to the current period and the aggregate of (A) and (B), not to exceed $15,000,000 in any 12 month period.

[(3)] Not to exceed $2,000,000 in the aggregate from the Closing Date to the current period.

[(4)] Not to exceed $2,500,000 in the aggregate from the Closing Date to the current period.

[(5)] Including whether or not includible as a separate item in the statement of Consolidated Net Income, non-Cash losses on sales of assets outside the ordinary course of business or

    (ii) (a)   income or gains that are extraordinary, unusual or
               non-recurring[(6)]:                                     $[___,___,___]

         (b)   other non cash items increasing Consolidated Net
               Income[(7)]:                                            $[___,___,___]

2.  Consolidated Capital Expenditures:                                 $[___,___,___]

3.  Consolidated Cash Interest Expense:                                $[___,___,___]

4.  Consolidated Current Assets:                                       $[___,___,___]

5.  Consolidated Current Liabilities:                                  $[___,___,___]

6.  Consolidated Excess Cash Flow: (I) - (II) =                        $[___,___,___]

    (i)  (a)   Consolidated Adjusted EBITDA:                           $[___,___,___]

         (b)   Consolidated Working Capital Adjustment                 $[___,___,___]

    (ii) (a)   voluntary and scheduled repayments of Consolidated
               Total Debt[(8)]:                                        $[___,___,___]

         (b)   (x) Consolidated Capital Expenditures[(9)]:             $[___,___,___]

               (y) Permitted Acquisition Expenses[(10)]:               $[___,___,___]

         (c)   Consolidated Cash Interest Expense                      $[___,___,___]

----------
returned surplus assets of any Pension Plan but excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period.

[(6)] Including whether or not includible as a separate item in the statement of Consolidated Net Income, gains on sales of assets outside the ordinary course of business or returned surplus assets of any Pension Plan

[(7)] Excluding any such non-Cash item to the extent that it represents the reversal of an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period.

[(8)] Excluding (i) repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Credit Commitments are permanently reduced in connection with such repayments and (ii) repurchases of Term Loans made pursuant to Section 2.13(c).

[(9)] Except to the extent financed with the proceeds of Additional Sponsor
     Equity, other financings, insurance proceeds or Asset Sales.

[(10)] Excluding Permitted Acquisition Expenses paid in respect of Cash or Cash
     Equivalents of an acquired Person, and except to the extent financed with the proceeds of other financings, insurance proceeds or Asset Sales.

         (d)   the provision for current taxes based on income of
               Holdings and its Subsidiaries and payable in cash with
               respect to such period:                                 $[___,___,___]

         (e)   amounts paid pursuant to [Section 6.5(b) and (c)]:      $[___,___,___]

         (f)   the sum of the amounts described in 1(f)(I) and 1(f)
               (II) above that are payable in Cash by Holdings and
               Company with respect to such period:                    $[___,___,___]

7.  Consolidated Interest Expense:                                     $[___,___,___]

8.  Consolidated Net Income: (I) - (II) =                              $[___,___,___]

    (i)  the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single
         accounting period determined in conformity with GAAP:         $[___,___,___]

    (ii) (a)   the income of any Person (other than a Subsidiary of
               Holdings) in which any other Person (other than
               Holdings or any of its Subsidiaries) has a joint
               interest, except to the extent of the amount of
               dividends or other distributions actually paid to
               Holdings or any of its Subsidiaries by such Person:     $[___,___,___]

         (b)   the income (or loss) of any Person accrued prior to the
               date it becomes a Subsidiary of Holdings or is merged
               into or consolidated with Holdings or any of its
               Subsidiaries or that Person's assets are acquired by
               Holdings or any of its Subsidiaries[(11)]:              $[___,___,___]

         (c)   the undistributed income of any Subsidiary of Holdings
               to the extent that the declaration or payment of
               dividends or similar distributions by that Subsidiary
               of that income is not at the time permitted by
               operation of the terms of its charter or any agreement,
               instrument, judgment, decree, order, statute, rule or
               governmental regulation applicable to that Subsidiary:  $[___,___,___]

9.  Consolidated Total Debt[(12)]:                                     $[___,___,___]

----------
[(11)] Except as provided in Section 6.8(d).

[(12)] For the purposes of the calculation in Section 13 hereof, any portion of Consolidated Total Debt that is denominated in Euros shall be converted into Dollars by applying the exchange rate used by the Company in calculating Consolidated Net Income for the preparation of the financial statements delivered to the Lenders under the Credit Agreement for the applicable period.

10. Consolidated Working Capital: (I) - (II) =                         $[___,___,___]

    (i)  Consolidated Current Assets:                                  $[___,___,___]

    (ii) Consolidated Current Liabilities:                             $[___,___,___]

11. Consolidated Working Capital Adjustment[(13)]: (I) - (II) =        $[___,___,___]

    (i)  Consolidated Working Capital as of the beginning of such
         period:                                                       $[___,___,___]

    (ii) Consolidated Working Capital as of the end of such
         period:                                                       $[___,___,___]

12. First Lien Leverage Ratio: (I)/(II) =                              $[___,___,___]

    (i)  Consolidated Senior Debt minus the principal amount of Second
         Lien Term Loans outstanding as of the date of determination minus the amount of Term Loans repaid with the proceeds of
         Additional Sponsor Equity during the 45-day period following
         the date of determination:                                    $[___,___,___]

    (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter
         period then ended:                                            $[___,___,___]

                                                             Actual:   _.__:1.00
                                                             Required: _.__:1.00

13. Leverage Ratio[14]: (I)/(II) =

    (i)  Consolidated Total Debt                                       $[___,___,___]

    (ii) Consolidated Adjusted EBITDA for the four Fiscal Quarter
         period then ended:                                            $[___,___,___]

14. Maximum Consolidated Capital Expenditures:

                                                               Actual: $[___,___,___]
                                                             Required: $[___,___,___]

         plus, the excess, if any, over the actual amount of
         Consolidated Capital Expenditures for such previous Fiscal
         Year (but in no event more than 50% of such amount for the previous Fiscal Year, as adjusted in accordance with this
         proviso):                                                     $[___,___,___]

----------
[(13)] For the purposes of this calculation, the Net Current Assets of any Subsidiary acquired in a Permitted Acquisition during such period, determined at the time of such acquisition, should be excluded.

[(14)] For the purposes of determining "Applicable Margin" and mandatory prepayments pursuant to Sections 2.14(c) and (e).

15. Senior Leverage Ratio: (I)/(II) =

    (i)  Consolidated Senior Debt as of the date of determination minus the amount of Consolidated Senior Debt repaid with the proceeds of Additional Sponsor Equity during the 45-day
         period following the date of determination:                   $[___,___,___]

    (ii) Consolidated Adjusted EBITDA for the four Fiscal Quarter
         period then ended:                                            $[___,___,___]

                                                               Actual: _.__:1.00
                                                             Required: _.__:1.00